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Transocean Ltd.
Investor Relations and Corporate Communications

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Analyst Contacts:	Thad Vayda +1 713-232-7551	News Release

Diane Vento +1 713-232-8015

Media Contact:	Guy A. Cantwell +1 713-232-7647	FOR RELEASE: November 5, 2013

TRANSOCEAN LTD. ANNOUNCES SCHEDULE FOR THIRD DIVIDEND INSTALLMENT AND CURRENCY ELECTION PERIOD

ZUG, SWITZERLAND-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced the schedule for the payment of the third installment of its U.S. dollar-denominated dividend. The installment of $0.56 per share, or approximately $202 million, is based upon the number of currently outstanding shares. The installment represents the third of four quarterly installments totaling $2.24 per share, or approximately $808 million in the aggregate, from additional paid in capital (“APIC”) which was approved by shareholders at the company's 2013 Annual General Meeting held on May 17, 2013.
Dividend Installment Schedule

•	November 13, 2013 - Ex-Dividend Date

•	November 15, 2013 - Record Date

•	December 18, 2013 - Installment Payment Date
Currency Election Period
On or about December 16, 2013, the dividend payment will be converted into Swiss francs (“CHF”) by Computershare. The equivalent CHF per share will be posted to the company’s website at www.deepwater.com. Shareholders who wish to receive the third dividend installment in CHF, must make their election between 5 p.m. EST (11 p.m. CET) on November 18, 2013, and 8 p.m. EST on November 22, 2013, (2 a.m. CET November 23, 2013).

Holders of shares registered in the share register who would like to receive the third dividend installment in CHF must send their election, in writing, to the following address during the election period:

•	Computershare Attn: Steven Myers, 480 Washington Boulevard, 29th Floor, Jersey City, NJ 07310 USA

•	Email: steven.myers@computershare.com

•	Phone: +1 201-680-5333

If you hold your shares in the name of a bank, broker or nominee, please contact your bank, broker or nominee to make the election arrangements.

NOTE: NO ACTION IS REQUIRED IF YOU WISH TO RECEIVE YOUR DIVIDEND IN U.S. DOLLARS.

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made include, but are not limited to, the dividend and timing of dividend payments. These include but are not limited to operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those discussed in the company's most recent Form 10-K for the year ended December 31, 2012 and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 80 mobile offshore drilling units consisting of 46 high-specification floaters (ultra-deepwater, deepwater and harsh-environment drilling rigs), 22 midwater floaters and 12 high-specification jackups. In addition, the company has seven ultra-deepwater drillships under construction.

For more information about Transocean, please visit the website www.deepwater.com.